EXHIBIT 10.4

Harry Choi Consulting Services Agreement

Consulting Services Agreement

This agreement is made on December 27, 2006 by and between Asia Payment Systems, Inc., a Nevada corporation (“Asia Pay”) with its principal offices at 800 5th Avenue, Ste.4100, Seattle, WA. 98104 and Harry Choi (“CHOI”) with an address at #3B, Tower 2, Man Lai Court, Tai Wai, Hong Kong.

Witnesseth

WHEREAS, Asia Pay requires expertise and assistance in the area of business development and marketing in China and Hong Kong to support its business and growth;

WHEREAS, CHOI has substantial contacts among the business community and has business development and business planning expertise with respect to the China market, and desires to act as a consultant to provide business advisory services;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.	Certain Definitions - When used in this Agreement, the following terms shall have the meanings set forth below:

	1.1	Affiliate - any persons or entities controlled by a party.

	1.2	Asia Pay – Asia Payment Systems, Inc. or it subsidiaries which use the services of CHOI.

	1.3	Asia Pay Clients - the Asia Pay's clients who use the services of CHOI.

1.4

Contact Person - the person who shall be primarily responsible for carrying out the duties of the parties hereunder. Asia Pay and CHOI shall each appoint Contact Persons to be responsible for their respective duties.  In the event that one party gives notice to the other party in writing that, in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of the said notice.

	1.5	Extraordinary Expenses - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.

	1.6	Equity- cash, securities or liquid assets, specifically excluding real property.

	1.7	Payment or Payable in kind - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2.	Contact Persons. The Contact Person for Asia Pay is Robert Clarke, Chairman. The Contact Person for CHOI is Harry Choi.

3.	Services to be rendered by CHOI. Services to be rendered, on a best efforts basis, by CHOI are as follows:

3.1

Advice and Counsel, Business Planning. CHOI will provide advice and counsel regarding Asia Pay's strategic and business plans; strategy and negotiations in China, to include potential clients and service organizations, joint ventures, corporate partners and other business development transactions.

3.2

Business Development Intelligence. CHOI has access to information on business developments in this field and will monitor and react to sensitive market information on a timely basis and provide advice and counsel and intelligence to Asia Pay in a timely fashion. Asia Pay understands that some of this information is available from other sources but acknowledges that CHOI can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Asia Pay with respect to the activities of any other CHOI customers or customer accounts without such customer's prior written consent.

3.4

Asia Pay and/or Asia Pay Client Transaction Due Diligence. CHOI will undertake due diligence on all proposed business development transactions affecting the Asia Pay, of which CHOI is notified in writing in advance.

	3.5	Additional Duties. Asia Pay and CHOI shall mutually agree upon any additional duties, which CHOI may provide for compensation paid or payable by Asia Pay under this Agreement.

3.6

Best Efforts. CHOI shall devote such time and best efforts to the affairs of Asia Pay as are reasonable and adequate to render the consulting services contemplated by this agreement. CHOI is not responsible for the performance of any services which may be rendered hereunder without the Asia Pay providing the necessary information in writing prior thereto. It is understood that a portion of the compensation to be paid hereunder is being paid hereunder by Asia Pay to have CHOI remain available to assist with transactions on an as-needed basis.

4.	Compensation to CHOI.

4.1

Grant of options. Asia Pay shall grant to CHOI, at the signing of this contract, stock options on six hundred thousand (600,000) fully registered free trading shares at a price of $0.001 per share, which will vest at the date of the signing of the contact and which, between the parties, will have

		a	deemed value of $60,000:

	4.2	Additional Fees. Asia Pay and CHOI shall mutually agree upon any additional fees, which Asia Pay may pay in the future for services rendered by CHOI under this Agreement.

4.3

Extraordinary Expenses. Extraordinary expenses shall be submitted by CHOI to Asia Pay for approval prior to expenditure and shall be paid by Asia Pay, within ten (10) business days of receipt of CHOI’s request for payment.

5.

Indemnification. The Asia Pay agrees to indemnify and hold harmless CHOI and his employees against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as the Asia Pay or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

CHOI agrees to indemnify and hold harmless Asia Pay, each of its officers, directors, employees and each person, if any, who controls Asia Pay against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as CHOI or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

6.	Asia Pay Representations. Asia Pay hereby represents, covenants and warrants to CHOI as follows:

	6.1	Authorization. Asia Pay and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

6.2

No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Asia Pay, or violate any terms of provision of any other Agreement or any statute or law.

	6.3	Agreement in Full Force and Effect. All contracts, agreements, plans, leases, policies, and licenses referenced herein to which Asia Pay is a party are valid and in full force and effect.

6.4

Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Asia Pay threatened against or invoking Asia Pay, or which questions or challenges the validity of this Agreement and its subject matter; and Asia Pay does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

6.5

Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other Agreements and consents from governmental agencies, whether federal, state, or local.

	6.6	CHOI Reliance. CHOI has and will rely upon the documents; instruments and written information furnished to CHOI by the Asia Pay's officers or designated employees.

           A. Asia Pay Materials. All representations and statements provided herein about the Asia Pay are true and complete and accurate to the best of Asia Pay’s knowledge. Asia Pay agrees to indemnify, hold harmless, and defend CHOI, at Asia Pay's expense for any proceeding or suit which may raise out of any inaccuracy or incompleteness of any such material or written information supplied to CHOI.

           B. Asia Pay Client and Other Material. Asia Pay warrants that all representation and statements provided, other than that about the Asia
           Pay, are, to the best of its knowledge, true, complete and accurate.

7.	Confidentiality.

7.1

CHOI and Asia Pay each agree to provide reasonable security measures to keep information confidential where release may be detrimental to their respective business interests. CHOI and Asia Pay shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through CHOI and Asia Pay respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

7.2

CHOI will not, either during its engagement by the Asia Pay pursuant to this agreement or at any time thereafter, disclose, use or make known for its or another’s benefit, any confidential information, knowledge, or data of the Asia Pay or any of its affiliates in any way acquired or used by CHOI during its engagement by the Asia Pay. Confidential information, knowledge or data of the Asia Pay and its affiliates shall not include any information, which is, or becomes generally available to the public other than as a result of a disclosure by CHOI or its representatives.

8.	Miscellaneous Provisions.

	8.1	Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of CHOI and Asia Pay.

8.2

Waiver of Compliance. Any failure of CHOI, on the one hand, or Asia Pay, on the other, to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3     Expenses: Transfer Taxes, Etc. Whether or not the transaction(s), if any, contemplated by this Agreement shall be consummated, CHOI agrees that all fees and expenses incurred by CHOI in connection with this Agreement shall be borne by CHOI and Asia Pay agrees that all fees and expenses incurred by Asia Pay in connection with this Agreement shall be borne by Asia Pay, including, without limitation as to CHOI or Asia Pay, all fees of counsel and accountants.

8.4     Other Business Opportunities. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In case of business activities which would be competitive with the other party, notice shall be given prior to this Agreement or, if such activities are proposed, within ten (10) days prior to engagement therein. The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or corporation of either party.

8.5     Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and it's respective agents, employees and affiliates in connection with this agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.

8.6     Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or in by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the “Contact Person” at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

8.7     Assignment. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interest or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

8.8      Delegation. Neither party shall delegate the performance of its duties under this agreement without the prior written consent of the other party.

8.9      Publicity. Neither CHOI nor Asia Pay shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party concerning the timing and consent of such announcement before such announcement is made.

8.10      Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of Hong Kong, without regard to its conflict of law doctrine.

8.11      Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12      Headings. The heading of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

8.13      Entire Agreement. This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, sets forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

8.14      Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

8.15      Attorneys’ Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

8.16      Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

8.17 Further Assurances. Each of the parties agrees that it shall from time-to- time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

8.18 Right to Data After Termination. After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

8.19 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party to become the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be separate, not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

8.20 No Authority to Obligate the Asia Pay. Without the consent of the Board of Directors of the Asia Pay, CHOI shall have no authority to take, nor shall he take, any action committing or obligating the Asia Pay in any manner, and it shall not represent himself to others as having such authority.

9.	Arbitration. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE THAT:

	A.	ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

	B.	THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

	C.	PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

	D.	THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

	E.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE PAYMENTS INDUSTRY; AND

F.      THIS ARBITRATION AGREEMENT IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY.

G.      ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN THE ASIA PAY, CHOI OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION.

H.      THE UNDERSIGNED HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY OF THE AFORESAID PARTIES.

I.      IF ANY PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO.

J.      ANY HEARING SCHEDULED AFTER ARBITRATION IS INITIATED SHALL TAKE PLACE IN HONG KONG.

K.      IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.

L.      EACH PARTY WILL SIGN ANY REQUIRED OR APPLICABLE PAPERWORK AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION.

M.      THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY.

N.      ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

10.	Term of Agreement and Termination. This Agreement shall be effective upon execution, shall continue for one year.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

ASIA PAY: Asia Payment Systems, Inc.

By: ROBERT CLARKE
Robert Clarke, Chairman

CHOI:

By: HARRY CHOI
Harry Choi